Exhibit 99.1

 Sun Bancorp Shareholders Elections: Merger Scheduled to Close on October 1,
                                     2004

    STATE COLLEGE, Pa. and LEWISBURG, Pa., Sept 20 /PRNewswire-FirstCall/ -- Omega Financial Corporation (Nasdaq: OMEF) and Sun Bancorp, Inc.
(Nasdaq: SUBI) announced today, in connection with their previously announced merger, that, based on the election received from Sun Bancorp shareholders, approximately 36% of Sun Bancorp's shareholders elected to receive cash for their Sun Bancorp shares and approximately 64% (including shareholders who did not submit elections) elected to receive shares of Omega Financial Corporation for their Sun Bancorp shares.

    Therefore, under the terms of the merger agreement:

     - each share of Sun Bancorp common stock for which a shareholder elected to receive Omega Financial Corporation common stock will be converted into 0.664 shares of Omega Financial Corporation common stock; and
     - each share of Sun Bancorp common stock for which a shareholder elected to receive cash will be converted into $13.01 cash and 0.2923 shares of Omega Financial Corporation common stock.

    Omega Financial Corporation will not issue fractional shares. Instead, Sun Bancorp shareholders will receive cash in lieu of fractional shares of Omega Financial Corporation that the shareholder would otherwise be entitled to receive.
    Omega Financial Corporation and Sun Bancorp previously announced that each of their shareholders approved the merger at separate shareholder meetings held on September 9, 2004 and that they have received all requisite regulatory approvals. As a result, it is anticipated that the merger will be completed on October 1, 2004.
    Omega Financial Corporation is a diversified financial service company headquartered in State College, PA offering banking, insurance (insurance products offered through Omega Insurance Agency), investments (securities offered through PrimeVest Financial Services, a registered independent broker/dealer, members NASD/SIPC), wealth management, and trust services throughout their 44 community offices located in Centre, Clinton, Mifflin, Juniata, Blair, Huntingdon and Bedford counties. SunBank operates 23 financial centers in the central Pennsylvania counties of Dauphin, Luzerne, Lycoming, Snyder, Union, Clinton and Northumberland.
    This news release contains certain forward-looking statements about the proposed merger within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." These forward-looking statements are based upon the current beliefs and expectations of Omega Financial Corporation's and Sun Bancorp, Inc.'s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the companies' control. In addition, these forward-looking statements are subject to the assumptions set forth below with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. Omega Financial Corporation and Sun Bancorp, Inc. do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: (1) competitive pressure among depository institutions increases significantly; (2) costs related to the integration of the business of Omega Financial Corporation and Sun Bancorp, Inc. are greater than expected; (3) operating costs, customer losses and business disruption following the merger may be greater than expected; (4) adverse governmental or regulatory policies may be enacted; (5) changes in the interest rate environment reduces interest margins; (6) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; (7) legislation or regulatory requirements or changes adversely affect the business in which the combined company will be engaged; and (8) changes may occur in the securities market.
    CONTACT: Daniel L. Warfel, Chief Financial Officer of Omega Financial Corporation, 1-814-231-5778; or Robert J. McCormack, President & Chief Executive Officer of Sun Bancorp, Inc., 1-570-523-4301.

SOURCE  Omega Financial Corporation
    -0-                             09/20/2004
    /CONTACT: Daniel L. Warfel, Chief Financial Officer of Omega Financial Corporation, +1-814-231-5778; or Robert J. McCormack, President & Chief Executive Officer of Sun Bancorp, Inc., +1-570-523-4301/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/19990921/OMFCLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.omegafinancial.com /
    (OMEF SUBI)

CO:  Omega Financial Corporation; Sun Bancorp, Inc.
ST:  Pennsylvania
IN:  FIN
SU:  TNM